P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE
January 21, 2014

Contacts:	Chuck W. Sulerzyski	Anthony S. Thorne
	President and CEO	President & CEO
	Peoples Bancorp Inc.	Midwest Bancshares, Inc.
	(740) 373-3155	(740) 384-2146

PEOPLES BANCORP TO EXPAND PRESENCE IN
SOUTHEASTERN OHIO WITH THE ACQUISITION OF
MIDWEST BANCSHARES, INC.
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Company”) (NASDAQ: PEBO), parent company of Peoples Bank, National Association (collectively with the Company, “Peoples”), and Midwest Bancshares, Inc. (OTCQB: MDWE), jointly announced today the signing of a definitive merger agreement under which Peoples will acquire Midwest Bancshares, the parent company of Jackson County Ohio-based First National Bank of Wellston (“First National”), in a cash and stock transaction with a total value of $12.6 million, or $65.50 per share.
As of December 31, 2013, Midwest Bancshares had $91 million in total assets, which included $61 million in loans, and $79 million in total deposits. First National operates two full-service banking locations, one in Wellston and one in Jackson, and three ATMs.
“We are excited by this opportunity to expand our presence in southeastern Ohio by acquiring a strong franchise,” said Chuck Sulerzyski, President and CEO of Peoples. “This transaction complements the insurance acquisitions we completed in mid-2013 and our overall growth strategy. We look forward to providing our extensive banking and investment product offerings, including our unique deposit products and wealth management services, to individuals and businesses in the Jackson County region. We also believe our community orientation will be very beneficial for First National’s customers.
Sulerzyski continued, “For over 110 years, Peoples has been a leader in community banking by providing local communities with a personalized brand of banking, a broad choice of financial products and services and state of the art technology. We are large enough to provide the same products and services as the region’s large banks, but with a much higher degree of personalized service. Our goal is to be the leading provider of financial services in the markets we serve, with local decision-making and familiar faces for our customers.”
Tony Thorne, President and CEO of Midwest Bancshares, added by saying, “We believe this transaction will be very beneficial for our customers and community. Like First National, Peoples has a long-standing history of serving the financial needs of its customers and investing in the local communities. Our customers will continue to enjoy the same excellent service they experienced with First National, while gaining access to Peoples’ broader suite of products.”
Under the terms of the agreement, shareholders of Midwest Bancshares will receive between 50% and 75% of the total consideration in the Company’s common stock and the remainder will be paid in cash, with the actual mix to be based on the elections of the shareholders of Midwest Bancshares and subject to proration. The exchange ratio for the stock component of the transaction will be determined based on the Company’s average closing stock price during the 20 consecutive trading days immediately preceding the closing of the transaction.
The transaction is expected to be completed in the second quarter of 2014, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Midwest Bancshares. At that time, First National’s offices will become branches of Peoples. Given the size and structure, the transaction is expected to have minimal impact on the Company’s tangible book value while being accretive to earnings per share in the first full year, as one-time acquisition costs should offset the incremental earnings in 2014.
Dinsmore & Shohl LLP served as the Company’s legal counsel. Midwest Bancshares was advised by Austin Associates LLC and Shumaker, Loop & Kendrick, LLP.
As previously announced, the Company will release results for the fourth quarter and full year 2013 before the market opens on January 23, 2014, and conduct a facilitated conference call at 11:00 a.m. Eastern Standard Time on the same day. The conference call will consist of commentary from the Company’s management regarding results for the quarter and full year, as well as the Company’s strategic outlook, including additional information regarding the expected impact of the Midwest Bancshares acquisition. The dial-in number for this call will be (800) 860-2442. A simultaneous webcast of the conference call audio (listen-only mode) and archived replay will be accessible online via the “Investor Relations” section of Peoples’ website. The audio replay will be available online for one year.
The Company will file a registration statement on Form S-4 and other documents regarding the proposed business combination transaction referenced in this news release with the Securities and Exchange Commission (“SEC”) to register the shares of the Company’s common stock to be issued to the shareholders of Midwest Bancshares. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Midwest Bancshares in advance of a special meeting of shareholders that will be held to consider the proposed merger. This news release does not constitute an offer to sell or the solicitation of an offer to buy securities of the Company. Midwest Bancshares investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about the Company, Midwest Bancshares and the proposed transaction. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750, Attn.: Investor Relations.
Peoples Bancorp Inc. is a diversified financial services holding company with $2.1 billion in total assets, 50 sales offices and 47 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. Peoples' common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the Company’s filings with the Securities and Exchange Commission. As a result, actual results may differ materially from the forward-looking statements in this news release.

Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

END OF RELEASE